Execution Version

MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street New York, New York 10013	DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH 60 Wall Street New York, New York 10005
J.P. MORGAN SECURITIES LLC JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179	ROYAL BANK OF CANADA 200 Vesey Street New York, New York 10281	UBS SECURITIES LLC 1285 Avenue of the Americas New York, New York 10019 UBS AG, STAMFORD BRANCH 677 Washington Boulevard Stamford, Connecticut 06901
CONFIDENTIAL
September 28, 2015

Energy Transfer Equity, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Attention: Jamie Welch, Chief Financial Officer
PROJECT DOWN UNDER
$6.05 Billion 364-Day Senior Secured Bridge Term Loan Credit Facility
Commitment Letter
Ladies and Gentlemen:
Energy Transfer Equity, L.P. (the “Borrower” or “you”) has advised Morgan Stanley Senior Funding, Inc. (“MSSF”), Citi (as defined below), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI” and together with DBCI and their respective affiliates, “DB”), J.P. Morgan Securities LLC (“JPMorgan”), JPMorgan Chase Bank, N.A. (“JPM Bank”), Royal Bank of Canada (“RBC”), RBC Capital Markets1 (“RBCCM”), UBS AG, Stamford Branch (“UBS”), UBS Securities LLC (“UBSS” and, together with MSSF, Citi, DB, JPMorgan, JPM Bank, RBC, RBCCM and UBS, “we”, “us”, “our” or the “Commitment Parties”) that one of your affiliates intends to merge (the “Merger”) with The Williams Companies, Inc., a Delaware corporation (“Target”). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”). As used herein, “Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby.
1 The global brand name for the corporate and investment banking business of Royal Bank of Canada and its affiliates.
You have further advised us that, in connection therewith, the Borrower will obtain the 364-day senior secured bridge term loan credit facility (the “Bridge Facility”) described in the Term

Sheet, in an aggregate principal amount of $6.05 billion (or such lesser amount as you may elect to borrow in your sole discretion).
1.    Commitments.
In connection with the foregoing, MSSF is pleased to advise you of its several, but not joint, commitment to provide $1.3 billion of the aggregate principal amount of the Bridge Facility, Citi is pleased to advise you of its several, but not joint, commitment to provide $1.0 billion of the aggregate principal amount of the Bridge Facility , DBCI is pleased to advise you of its several, but not joint, commitment to provide $1.0 billion of the aggregate principal amount of the Bridge Facility, JPM Bank is pleased to advise you of its several, but not joint, commitment to provide $1.0 billion of the aggregate principal amount of the Bridge Facility, RBC is pleased to advise you of its several, but not joint, commitment to provide $750 million of the aggregate principal amount of the Bridge Facility and UBS is pleased to advise you of its several, but not joint, commitment to provide $1.0 billion of the aggregate principal amount of the Bridge Facility (MSSF, Citi, DBCI, JPM Bank, RBC and UBS, in such capacities, the “Initial Lenders”), in each case upon the terms set forth in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”) and the conditions set forth in Section 6 of this Commitment Letter and Exhibit B.
2.    Titles and Roles.
You hereby appoint (a) MSSF, Citi, DBSI, JPMorgan, RBCCM and UBSS (in such capacities, collectively, the “Arrangers”) to act, and each Arranger hereby agrees to act, as joint lead arrangers and joint bookrunners for the Bridge Facility, (b) MSSF to act, and MSSF hereby agrees to act, as sole administrative agent for the Bridge Facility, (c) each of UBSS, DBSI and JPM Bank to act, and UBSS, DBSI and JPM Bank each hereby agrees to act, as co-syndication agents for the Bridge Facility and (d) each of Citi and RBCCM to act, and Citi and RBCCM each hereby agrees to act, as co-documentation agents for the Bridge Facility, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. Each of the Arrangers and the Initial Lenders, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that you will designate one of the Arrangers to have “left” placement in any and all marketing materials or other documentation used in connection with the Bridge Facility.
3.    Syndication.
We reserve the right, prior to and/or after the execution of definitive documentation for the Bridge Facility, to syndicate all or a portion of the Initial Lenders’ commitment with respect to the Bridge Facility to a group of banks, financial institutions and other institutional lenders (together with the Initial Lenders, the “Lenders”) reasonably acceptable to you and identified by us in consultation with you, and you agree to provide us with a period of at least 15 consecutive business days following the launch of the general syndication of the Bridge Facility and prior to the Closing Date to syndicate the Bridge Facility (provided that such period shall not include any day from and including August 24, 2015 through and including September 7, 2015, from and including November 25 through and including November 27, 2015, from and including December 21, 2015 through and including January 1, 2016, and from and including June 29, 2016 through and including July 4, 2016). Notwithstanding the right to syndicate the Bridge Facility and receive commitments with respect thereto, (i) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Bridge Facility on the date of the consummation of the Merger with the proceeds of the funding under the Bridge Facility (the date of such funding, the “Closing Date”)) in connection with any syndication or assignment of the Bridge Facility, including its commitments in respect thereof, until after the Closing Date has occurred unless such syndication or assignment is to a Permitted Assignee (as defined below), (ii) no assignment or novation, other than to a Permitted Assignee, shall become effective with respect to all or any portion of the Initial Lenders’ commitments in respect of the Bridge Facility until the Closing Date and (iii) unless you otherwise agree in writing, except for assignments to a Permitted Assignee, the Initial Lenders shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Bridge Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter; provided that such syndication efforts shall not commence until you shall have received a notice from the majority of the Initial Lenders requesting the commencement of such syndication efforts. You agree to use commercially reasonable efforts to actively assist us in completing a reasonably satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Target, (b) direct contact between senior management, representatives and advisors of you (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Target) and the proposed Lenders, (c) assistance by you (and your using commercially reasonable efforts to cause the assistance by the Target) in the preparation of a customary Confidential Information Memorandum for the Bridge Facility (the “Information Materials”), (d) prior to the launch of the syndication, confirmation that the Borrower has a Public Debt Rating from each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and (e) the hosting, with the Arrangers, of one meeting of prospective Lenders. Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Bridge Facility and in no event shall the commencement or successful completion of syndication of the Bridge Facility constitute a condition to the availability of the Bridge Facility on the Closing Date.
You agree, at the request of the Arrangers, to assist in the preparation of a version of the Information Materials to be used in connection with the syndication of the Bridge Facility, consisting exclusively of information and documentation that is either (i) publicly available (or, if applicable, contained in any prospectus or other offering memorandum related to any securities issued by you in connection with the Transactions) or (ii) not material with respect to the Borrower, the Target or their subsidiaries or any of their respective securities for purposes of United States Federal securities laws (all such Information Materials being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”. Before distribution of any Information Materials, you agree to execute and deliver to the Arrangers, either (i) a letter in which you authorize distribution of the Information Materials to Lenders’ employees willing to receive Private Lender Information or (ii) a separate letter in which you authorize distribution of Information Materials containing solely Public Lender Information and represent that such Information Materials do not contain any Private Lender Information. You further agree that each document to be disseminated by the Arrangers to any Lender in connection with the Bridge Facility will, at the request of the Arrangers, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly prior to their intended distribution that any such document contains Private Lender

Information): (a) drafts and final definitive documentation with respect to the Bridge Facility, including term sheets; (b) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Bridge Facility.
The Arrangers will manage all aspects of any syndication with your approval, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders, subject in each case to your consent to the extent set forth above.
4.    Information.
You hereby represent and warrant, but the accuracy of such representation and warranty shall not be a condition to the commitments hereunder or the funding of the Bridge Facility on the Closing Date, that (with respect to Information and Projections relating to the Target and its subsidiaries, to the best of your knowledge) (a) all written and factual information other than the projections (the “Projections”) and other information of a general economic or industry-specific nature (the “Information”) that have been or will be made available to us by or on behalf of you or any of your representatives, taken as whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made after giving effect to all supplements and updates thereto, and (b) the Projections that have been or will be made available to us by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to us (it being understood that the Projections by their nature are inherently uncertain, no assurances are being given that the results reflected in the Projections will be achieved, and actual results may differ materially from the Projections). You agree that if at any time prior to the closing of the Bridge Facility any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections (or with respect to Information and Projections relating to the Target, use commercially reasonable efforts to supplement such Information and Projections) so that such representations will be correct under those circumstances. In arranging and syndicating the Bridge Facility, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.
5.    Fees.
As consideration for the Initial Lenders’ commitments hereunder, and the Arrangers’ agreement to perform the services described herein, you agree to pay to us the fees set forth in this Commitment Letter and in the Fee Letter (the “Arranger Fee Letter”) and the Agent Fee Letter (the “Agent Fee Letter” and, together with the Arranger Fee Letter, the “Fee Letters”), each dated the date hereof and delivered herewith with respect to the Bridge Facility.
6.    Conditions Precedent.
The commitments of the Initial Lenders hereunder and the agreements of the Arrangers to perform the services described hereunder are subject to the conditions set forth in this

Section 6 and Exhibit B, it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of the Commitment Letter, the Fee Letters and the definitive documentation for the Bridge Facility) other than those conditions set forth in this Section 6 and Exhibit B that are expressly stated to be conditions to the availability of and initial funding under the Bridge Facility on the Closing Date (including the execution and delivery of the definitive documentation (which shall be negotiated in good faith as required by the Documentation Principles)) and upon satisfaction or waiver by the Commitment Parties of such conditions, the initial funding under the Bridge Facility shall occur.
Notwithstanding anything in this Commitment Letter, the Fee Letters, the definitive documentation for the Bridge Facility to the contrary or any other letter agreement or other undertaking concerning the financing of the Merger to the contrary, (a) the only representations relating to the Target and its subsidiaries and the Borrower and its restricted subsidiaries and their business the making of which shall be a condition to availability of the Bridge Facility on the Closing Date shall be (i) such of the representations made by or on behalf of the Target and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have (or a subsidiary has) the right to terminate your (or its) obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement, and (ii) the Specified Representations (as defined below) and (b) the terms of the definitive documentation for the Bridge Facility shall be in a form such that they do not impair availability of and initial funding under the Bridge Facility on the Closing Date if the conditions set forth in this Section 6 and Exhibit B are satisfied (it being understood that, to the extent any lien search or security interest in any Collateral referred to in the Term Sheet (other than (i) customary UCC lien searches with respect to the Borrower and the restricted subsidiaries in their applicable jurisdictions of organization and (ii) a lien on such Collateral that may be perfected solely (A) by the filing of a financing statement under the Uniform Commercial Code or (B) by the delivery of stock certificates (solely to the extent required in the Term Sheet)) is not or cannot be provided and/or perfected on the Closing Date after your use of commercially reasonable efforts to do so without undue burden or expense, the provision and/or perfection of security interests in such Collateral or, as the case may be, of such lien searches shall not constitute a condition precedent to the availability of the Bridge Facility on the Closing Date, but shall be required to be delivered, provided, and/or perfected within 90 days after the Closing Date (subject to extensions by the Agent, not to be unreasonably withheld, conditioned or delayed) unless a later date is specified in the Term Sheet). For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower set forth in the Term Sheet relating to corporate power and authority, due authorization, execution and delivery, in each case as they relate to the entering into and performance of the definitive documentation for the Bridge Facility, the enforceability of such documentation, Federal Reserve margin regulations, the Patriot Act, FCPA, OFAC and other applicable anti-corruption and anti-terrorism laws, the Investment Company Act, non-contravention with organizational documents and material debt instruments (limited to the execution, delivery, and performance of the definitive documentation with respect to the Bridge Facility), solvency as of the Closing Date (such representation and warranty to be consistent with the solvency certificate attached hereto as Schedule I to Exhibit B) and creation, validity and perfection of security interests (subject to permitted liens as set forth in the definitive documentation for the Bridge Facility and the limitations set forth in this paragraph). This paragraph shall be referred to herein as the “Certain Funds Provision.”

7.    Indemnification; Expenses.
You agree (a) to indemnify and hold harmless each of us and our respective affiliates, officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letters, the Transactions, the Bridge Facility or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Target or any of its affiliates or equity holders), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending of any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such Indemnified Person or a material breach in respect of this Commitment Letter, the Fee Letters or the Bridge Facility by such Indemnified Person, and (b) to promptly reimburse each of us from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including, but not limited to, expenses of our due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Bridge Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letters, the definitive documentation for the Bridge Facility and any ancillary documents and security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, neither any Indemnified Person nor you (nor any of your subsidiaries or affiliates) shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Bridge Facility (except, in your case, to the extent such damages would otherwise be subject to the indemnification or reimbursement provisions of this Section 7).
8.    Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.
We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.
You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any of us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter (b) each of us, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each of us is engaged in a broad range of transactions that may involve interests that differ from your interests and that none of us has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have against any of us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of us shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors. Additionally, you acknowledge and agree that each of us is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby). You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and we shall have no responsibility or liability to you with respect thereto. Any review by us of the Borrower, the Target, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.
You further acknowledge that each of us is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each of us may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrower, the Target and other companies with which you, the Borrower or the Target may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of us or any of our customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
9.    Assignments; Amendments; Governing Law, Etc.
This Commitment Letter shall not be assignable by you without the prior written consent of the Initial Lenders and the Arrangers (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons).
The Initial Lenders may only assign all or a portion of its commitment hereunder to one or more prospective Lenders (i) that are acceptable to you (such acceptance not to be unreasonably withheld or delayed), (ii) that you have identified to us in writing on or prior to the date this letter is signed by all parties hereto or (iii) who are party to the Existing Revolving Facility as of the date this letter is signed by all parties hereto unless otherwise identified to the Initial Lenders on or prior to the date this letter is signed by all parties hereto (each, a “Permitted Assignee”), whereupon such Commitment Party shall be released from all or the portion of its commitment hereunder so assigned. Any and all obligations of, and services to be provided by, a Commitment Party hereunder (including, without limitation, Initial Lenders’ commitments) may be performed and any and all rights of such Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches (but the Commitment Parties shall not be relieved of their obligations hereunder) and, in connection with such performance or exercise, such Commitment Party may exchange with such affiliates or branches information concerning you and your affiliates that may be the subject of the transactions contemplated hereby and, to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to such Commitment Party hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Bridge Facility may be transmitted through SyndTrak, Intralinks, the internet, e-mail or similar electronic transmission systems, and that, in the absence of gross negligence or willful misconduct by a Commitment Party, none of us shall be liable for any damages arising from the use by others of information or documents transmitted in such manner. The Arrangers may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and their affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of the Arrangers. This Commitment Letter and the Fee Letters supersede all prior understandings, whether written or oral, between us with respect to the Bridge Facility. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ANY DETERMINATION OF WHETHER A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION OR ENFORCEABILITY OF THE MERGER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.
10.    Jurisdiction.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.
11.    Waiver of Jury Trial.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF

THIS COMMITMENT LETTER, THE FEE LETTERS OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.
12.    Confidentiality.
This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letters nor any of their terms or substance, nor the activities of any of us pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing to such proposed disclosure, (c) that the Term Sheet and the existence of this Commitment Letter (but not this Commitment Letter or the Fee Letters) may be disclosed to any rating agency in connection with the Transactions, (d) this Commitment Letter may be disclosed as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission in connection with the Transactions, or (e) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof prior to such disclosure); provided that you may disclose this Commitment Letter and the contents hereof and the Fee Letters with certain terms redacted in a manner reasonably acceptable to us (i) to the Target and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (ii) you may disclose the aggregate amount of the fees (including upfront fees and original issue discount) payable under the Fee Letters as part of generic disclosure regarding sources and uses (but without disclosing any specific fees set forth therein) as part of a disclosure of overall transaction fees and expenses (not limited to fees associated with the Bridge Facility) to the Target and its subsidiaries and their respective equity holders, officers, directors, employees, attorneys, accountants, agents and advisors, and in connection with any syndication of the Bridge Facility, and (iii) in any prospectus or other offering memorandum relating to any debt transaction.
The Commitment Parties and their respective affiliates will use all information provided to them or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party, to the extent permitted by law, rule or regulation, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof prior to such disclosure, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any request as part of any audit or examination conducted by bank accountants or any regulatory authority), (c) to the extent that such information becomes publicly available in a manner that would not otherwise violate this provision, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you or the Target or any of your or their respective affiliates, (e) to the extent that such information is independently developed by such Commitment Party or its affiliates, in each case, so long as not based on information obtained in a manner that would otherwise violate this provision, (f) to such Commitment Party’s affiliates and their respective officers, directors, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and agree to be bound by customary confidentiality arrangements, (g) to prospective Lenders, participants or assignees (or their respective advisors) or, with the prior consent of the Borrower, any potential counterparty to any swap or derivative transaction relating to the Borrower or any of its subsidiaries or any of their respective obligations; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, participant, assignee or potential counterparty, on behalf of itself and its advisors, that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties, including, without limitation, as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication process of the Commitment Parties or market standards for dissemination of such type of information which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information, (h) for purposes of establishing a “due diligence” defense or (i) to ratings agencies; provided that, in the case of this clause (i), such information is supplied only on a customary basis after consulting with you. The Commitment Parties’ obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to the Bridge Facility upon the execution and delivery of the definitive documentation therefor and in any event shall terminate two years from the date this letter is signed by all parties hereto. Each Commitment Party shall be principally liable to the extent any confidentiality restrictions set forth herein are violated by one or more of its affiliates or any of its or their respective employees, directors, officers, agents or representatives.
Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letters and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letters and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letters is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.
13.    Surviving Provisions.
The indemnification, confidentiality, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letters and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or the Initial Lender’s commitment hereunder and our agreements to perform the services described herein.
14.    PATRIOT Act Notification.
We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow each of us or such Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each of us and each Lender. You hereby acknowledge and agree that we shall be permitted to share any or all such information with each other Lender.
15.    Acceptance and Termination.
If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters not later than 11:59 PM, New York City time, on September 28, 2015. The Initial Lenders’ offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter will become a binding commitment of the Initial Lenders only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 15. Thereafter, all commitments and undertakings of each Commitment Party hereunder will expire on the earliest of (hereinafter, the “Outside Date”) (a) the Termination Date (as defined in the Merger Agreement in effect as of the date this letter is signed by all parties hereto, including as such date may be extended in accordance with Section 7.01 of the Merger Agreement in effect as of the date this letter is signed by all parties hereto), (b) the closing of the Merger, (c) the date that the Merger Agreement is terminated or expires, (d) receipt by the Commitment Parties of written notice from the Borrower of the Borrower’s election to terminate all commitments hereunder in full, and (e) at 11:59 p.m. on September 28, 2016.
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We are pleased to have been given the opportunity to assist you in connection with the financing for the Merger.
Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/ Henrik Z. Sandstrom
Name: Henrik Z. Sandstrom
Title: Authorized Signatory

Signature Page to Commitment Letter (Project Down Under)

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Mohammed Baabde
Name: Mohammed Baabde
Title: Director

Signature Page to Commitment Letter (Project Down Under)

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By: /s/ Stephen P. Cunningham
Name: Stephen P. Cunningham
Title: Managing Director

By: /s/ Robert D. Miller
Name: Robert D. Miller
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Stephen P. Cunningham
Name: Stephen P. Cunningham
Title: Managing Director

By: /s/ Robert D. Miller
Name: Robert D. Miller
Title: Managing Director

Signature Page to Commitment Letter (Project Down Under)

JPMORGAN CHASE BANK, N.A.

By: /s/ Kenneth J. Fatur
Name: Kenneth J. Fatur
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By: /s/ Kenneth J. Fatur
Name: Kenneth J. Fatur
Title: Managing Director

Signature Page to Commitment Letter (Project Down Under)

ROYAL BANK OF CANADA

By: /s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director     Head of Global Leveraged Finance

Signature Page to Commitment Letter (Project Down Under)

UBS AG, STAMFORD BRANCH

By: /s/ Michael Lawton
Name: Michael Lawton
Title: Leveraged Capital Markets     Executive Director

By: /s/ John Stroll
Name: John Stroll
Title: Director

UBS SECURITIES LLC

By: /s/ Michael Lawton
Name: Michael Lawton
Title: Leveraged Capital Markets     Executive Director

By: /s/ John Stroll
Name: John Stroll
Title: Director

Signature Page to Commitment Letter (Project Down Under)

Accepted and agreed to as of
the date first above written:
ENERGY TRANSFER EQUITY, L.P.
By: LE GP, LLC, its general partner

By: /s/ Jamie Welch
Name: Jamie Welch
Title: Chief Financial Officer

PROJECT DOWN UNDER
$6.05 Billion 364-day Senior Secured Bridge Term Loan Credit Facility
Summary of Principal Terms and Conditions

Borrower:	Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”).
Transactions:
Pursuant to the transactions contemplated by an agreement and plan of merger (the “Merger Agreement”) to be entered into among the Borrower, LE GP, LLC, a Delaware limited liability company, Energy Transfer Equity GP, LLC, a Delaware limited liability company, Energy Transfer Corp LP, a Delaware limited partnership (“ETC”), ETE Corp GP, LLC, a Delaware limited liability company and The Williams Companies, Inc., a Delaware corporation (“Target”), ETC intends to merge (the “Merger”) with the Target and the Borrower, directly or through one or more of its wholly owned domestic subsidiaries, intends to acquire (the “Drop Down” and together with the Merger, the “Merger Transactions”) all of the assets and liabilities of Target (including the general partner, incentive distribution right and limited partnership interests in Williams Partners L.P., a Delaware limited partnership (“MLP Target” and together with any other subsidiaries of Target, the “Target Subs”)) in exchange for the Consideration (as defined below). In connection with the Merger Transactions, the Borrower will (i) obtain a 364-day senior secured bridge term loan credit facility described below under the caption “Bridge Facility” and (ii) pay the fees and expenses incurred in connection with the foregoing (the “Transaction Costs”). The Borrower’s Existing Indebtedness shall remain outstanding. The transactions described in this paragraph are collectively referred to herein as the “Transactions”.
For purposes hereof, “Consideration” means approximately 1.195 billion shares of equity in ETC and up to $6.05 billion in cash consideration funded from the proceeds of the Bridge Facility or a replacement financing in lieu thereof.

Agent:
Morgan Stanley Senior Funding Inc., acting through one or more of its branches or affiliates (“MSSF”), will act as sole administrative agent (in such capacity, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders acceptable to the Borrower (together with MSSF, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:
MSSF, Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc. (“DBSI”), J.P. Morgan Securities LLC (“JPMorgan”), RBC Capital Markets (“RBCCM”) and UBS Securities LLC (“UBSS”) will act as joint bookrunners and joint lead arrangers for the Bridge Facility described below (in such capacity, the “Arrangers”), and will perform the duties customarily associated with such roles.

Co-Syndication Agents:	UBSS, DBSI and JPM Bank will each act as co-syndication agents for the Bridge Facility described below (in such capacity, the “Co-Syndication Agents”).
Co-Documentation Agents:	CGMI and RBCCM will each act as co-documentation agents for the Bridge Facility described below (in such capacity, the “Co-Documentation Agents”).
Bridge Facility:
A 364-day senior secured bridge term loan credit facility in an aggregate principal amount of $6.05 billion (or such lesser amount as you may elect to borrow in your sole discretion) (the “Bridge Facility”).

Purpose:
The proceeds of the Bridge Facility will be used by the Borrower on the date of the initial borrowing under the Bridge Facility (the “Closing Date”), solely (a) to fund a portion of the Consideration and (b) to pay the Transaction Costs.

Availability:
The Bridge Facility must be drawn in a single borrowing on the Closing Date which shall occur on or prior to the Outside Date. Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

Guarantees:
Each existing and subsequently acquired or organized subsidiary of the Borrower that is a guarantor under the Existing Indebtedness will guarantee (the “Guarantees”) the loans under the Bridge Facility on a senior basis.
On the Closing Date, there will be no Guarantees.

Collateral:
Subject to the limitations set forth below in this section, and, on the Closing Date, the Certain Funds Provision, the Bridge Facility will be secured by the same collateral that secures the Existing Indebtedness including, without limitation, by (a) a perfected first-priority lien on, and pledge of, (i) all of the equity interests of each restricted subsidiary of the Borrower, and (ii) all of the limited partner units held, directly or indirectly by the Borrower in Energy Transfer Partners, L.P., and (b) subject to limitations set forth below, a perfected first priority lien on, and security interest in, substantially all of the other tangible and intangible assets of the Borrower and its restricted subsidiaries (collectively, the “Collateral”). For the avoidance of doubt, consistent with the Existing Indebtedness, the Collateral shall exclude (a) all of the incentive distribution rights and general partner interests held indirectly by the Borrower in Energy Transfer Partners, L.P. or any other master limited partnership (“MLP”) now or hereafter owned by the Borrower or any restricted subsidiary, (b) any real property (owned or leased) by the Borrower or any restricted subsidiary, (c) those assets over which the granting of security interests in such assets would be prohibited by contract (including permitted liens, leases and licenses), applicable law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code, other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any governmental authority or would result in materially adverse tax consequences as reasonably determined by the Borrower and (d) those assets as to which the Agent and the Borrower reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.
Notwithstanding the foregoing, consistent with the Existing Indebtedness, the Borrower will not be required to take any action with respect to the perfection of security interests in (a) motor vehicles and other assets subject to certificates of title, (b) letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1), (c) immaterial commercial tort claims, and (d) any assets specifically requiring perfection through control, control agreements or other control arrangements (other than control of pledged capital stock (whether certificated or uncertificated) to the extent required above), including deposit accounts, securities accounts and commodities accounts.
It is hereby understood and agreed that the Bridge Facility will be secured on a pari passu basis with (a) that certain Credit Agreement dated as of December 2, 2013 among the Borrower, Credit Suisse AG, Cayman Islands Branch (“CS”) as administrative agent for the financial institutions party thereto from time to time as lenders thereunder and the other lenders and agents party thereto from time to time (as amended by that certain Incremental Commitment Agreement No. 1 dated February 19, 2014, that certain Amendment and Incremental Commitment Agreement No. 2 dated May 6, 2014 and that certain Amendment and Incremental Commitment Agreement No. 3 dated February 10, 2015 and as further amended, amended and restated, supplemented or otherwise modified, the facility thereunder, the “Existing Revolving Facility”), (b) that certain Senior Secured Term Loan Agreement dated as of December 2, 2013 among the Borrower, CS as administrative agent for the financial institutions party thereto from time to time as lenders thereunder and the other lenders and agents party thereto from time to time (as amended by that certain Incremental Loan Agreement No. 1 dated April 16, 2014 and as further amended, amended and restated, supplemented or otherwise modified, the facility thereunder, the “Existing Term Facility”), (c) that certain Senior Secured Term Loan C Agreement dated as of March 5, 2015 among the Borrower, CS as administrative agent for the financial institutions party thereto from time to time as lenders thereunder and the other lenders and agents party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified, the facility thereunder, the “Existing Term C Facility”), (d) the senior note obligations arising under that certain Indenture dated September 20, 2010 between the Borrower, as issuer and the U.S. Bank National Association, as trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture dated as of September 20, 2010, by the Second Supplemental Indenture dated as of December 20, 2011, the Second Supplemental Indenture dated as of February 16, 2012, by the Third Supplemental Indenture dated as of April 24, 2012, by the Fourth Supplemental Indenture dated as of December 2, 2013, by the Fifth Supplemental Indenture dated as of May 28, 2014, by the Sixth Supplemental Indenture dated as of May 28, 2014 and as from time to time further amended, supplemented, restated, modified, replaced or refinanced in whole or in part, the obligations of the Borrower thereunder, the “Senior Note Obligations”; together with the Existing Term C Facility, the Existing Term Facility and the Existing Revolving Facility, collectively, the “Existing Indebtedness”) and (e) the senior note obligations arising under each of (i) that certain Senior Indenture dated February 25, 1997 between the Target (formerly MAPCO Inc.), as issuer and Bank One Trust Company, N.A. (formerly The First National Bank of Chicago), as trustee (as supplemented by the Supplemental Indenture No. 1 dated as of March 5, 1997, the Supplemental Indenture No. 2 dated as of March 5, 1997, the Supplemental Indenture No. 3 dated as of March 31, 1998, the Supplemental Indenture No. 4 dated as of June 30, 1999, the Fifth Supplemental Indenture dated as of January 17, 2001, the Seventh Supplemental Indenture dated as of March 18, 2002, the Eleventh Supplemental Indenture dated as of February 1, 2010, the Fifth Supplemental Indenture dated as of February 1, 2010 and as from time to time further amended, supplemented, restated, modified, replaced or refinanced in whole or in part), (ii) that certain Indenture dated May 28, 2003 between the Target, as issuer and JPMorgan Chase Bank, as trustee (as from time to time further amended, supplemented, restated, modified, replaced or refinanced in whole or in part), (iii) that certain Indenture dated March 5, 2009 between the Target, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented by the First Supplemental Indenture dated as of February 1, 2010 and as from time to time further amended, supplemented, restated, modified, replaced or refinanced in whole or in part), and (iv) that certain Indenture dated December 18, 2012 between the Target, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented by the First Supplemental Indenture dated as of December 18, 2012, the Second Supplemental Indenture dated as of June 24, 2014 and as from time to time further amended, supplemented, restated, modified, replaced or refinanced in whole or in part), which obligations will be assumed by the Borrower in connection with the Transactions (the obligations of the Borrower thereunder, the “Assumed Note Obligations”; together with the Existing Indebtedness the “Secured Indebtedness”) by execution of appropriate joinder documentation with respect to certain collateral trust arrangements whereby the Trustee has agreed to act as common collateral agent with respect to the collateral security securing the payment and performance of all of the Secured Indebtedness.

Collateral Release Date:
The Collateral with respect to the Bridge Facility shall be automatically released upon the Borrower obtaining an Investment Grade Rating (as defined below) and the Agent, at the expense of the Borrower, shall promptly execute and deliver to the Borrower or its designee such UCC termination statements and other documentation as shall be reasonably requested by the Borrower to evidence such lien release.

Interest Rates and Fees:	As set forth on Annex I hereto.
Default Rate:	The applicable interest rate plus 2.0% per annum.
Final Maturity, Amortization and Conversion:	The Bridge Facility will mature on the date that is 364 days after the Closing Date (the “Maturity Date”). There will be no scheduled amortization.
Term-Out Option:
The Borrower shall have the right to elect to extend the Maturity Date to the date that is 24 months after the Closing Date (the “Term-Out Loans”), subject to (i) the provision of 30 days prior written notice of the intent to exercise such election and (ii) payment of the Term-Out Fee (as defined in Annex I).

Mandatory Prepayments and Commitment Reductions:	After the Closing Date, the aggregate loans under the Bridge Facility shall be prepaid, in each case, dollar-for-dollar, by the following amounts:

(a) to the extent permitted by the Existing Indebtedness, 50% of the net cash proceeds received from dispositions of incentive distribution rights in Energy Transfer Partners, L.P. held by the Borrower and its restricted subsidiaries, subject to exceptions and reinvestment provisions consistent with the Documentation Principles; and

(b) 100% of the net cash proceeds received by the Borrower or any restricted subsidiary of the Borrower from any incurrence of debt for borrowed money other than (i) any intercompany debt of the Borrower or any of its wholly-owned subsidiaries, (ii) any debt of the Borrower or any of its subsidiaries incurred in respect of the Assumed Note Obligations, (iii) any debt of the Borrower or any of its subsidiaries incurred in the ordinary course under any Existing Indebtedness (which shall include, for the avoidance of doubt, the Existing Revolving Facility, the Existing Term Facility, the Existing Term C Facility, the Senior Note Obligations as in effect on the date the Commitment Letter is signed by all parties thereto and increases thereof), (iv) any debt of the Borrower or any of its unrestricted subsidiaries (including, for the avoidance of doubt, the Target MLP, each other Target Sub, Energy Transfer Partners, L.P., Sunoco LP, Energy Transfer LNG Holdings, LLC, Energy Transfer LNG Export, LLC, Energy Transfer Crude Oil Company LLC, Trunkline LNG Company, LLC, Sunoco Logistics Partners L.P., Dakota Access Holdings LLC, Dakota Access, LLC, ETCO Holdings LLC, ET Crude Oil Terminals, LLC, ETC Illinois LLC, each of their respective subsidiaries and any other entity or entities created or acquired to undertake the construction, financing or operation of the Lake Charles liquefaction facility, the Lake Charles regasification facility) incurred in connection with the construction, financing or operation of the Lake Charles liquefaction facility or Lake Charles regasification facility, (v) any debt of the Borrower or any of its subsidiaries incurred for the buyback of units in the Borrower, and (vi) other debt for borrowed money to be agreed upon.
For purposes hereof, “Investment Grade Ratings” shall mean the long-term, senior non-credit enhanced debt of the Borrower being rated (by any two of S&P, Moody’s and Fitch) at least BBB- or better by S&P (or the equivalent under any successor rating category of S&P), Baa3 or better by Moody’s (or the equivalent under any successor rating category of Moody’s) or BBB- or better by Fitch (or the equivalent under any successor rating category of Fitch).

On or prior to the Closing Date, the aggregate commitments in respect of the Bridge Facility under the Commitment Letters shall be permanently reduced by 100% of the net cash proceeds from any issuance of equity or equity-linked securities (in a public offering or private placement) by the Borrower other than (i) any equity issued pursuant to any employee stock plan or employee compensation plan in effect as of the date the Commitment Letter is signed by all parties thereto, (ii) any equity issued by the Borrower, any restricted subsidiary or the Up-C Entity as part of the transactions contemplated by the Merger Agreement, (iii) any issuance or transfer of equity interests by the Borrower or any restricted subsidiary to the Up-C Entity for cash or other consideration which equity interests are utilized by the Up-C Entity in an Up-C Exchange Transaction and (iv) other exceptions to be agreed upon.
For purposes hereof, (i) “Up-C Entity” means an affiliate of the Borrower which is structured as a limited partnership that elects to be treated as a C-Corp for federal income tax purposes and (ii) “Up-C Exchange Transaction” means an exchange of equity interests in the Up-C Entity for outstanding common units of the Borrower following the initial public offering of equity interests by the Up-C Entity.

Voluntary Prepayments and Reductions in Commitments:
Voluntary reductions of the unutilized portion of the commitments under the Bridge Facility and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Documentation Principles:
The definitive documentation for the Bridge Facility shall be negotiated in good faith, giving effect to the Certain Funds Provision, as promptly as reasonably practicable and shall contain the terms and conditions set forth in this Term Sheet and shall contain only those payments, conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default expressly set forth in this Term Sheet applicable to the Borrower and its restricted subsidiaries and shall otherwise include terms and conditions consistent with the terms and conditions set forth in the Existing Revolving Facility, Existing Term Facility and the Existing Term C Facility, as applicable, with such modifications to the foregoing as may be mutually agreed and reflect reasonable administrative agency and operational needs of the Agent (collectively, the “Documentation Principles”).

Representations and Warranties:
Same as those in the Existing Revolving Facility, (to be applicable to the Borrower and its restricted subsidiaries) including only the following: corporate status; authority; no conflict; financial condition (including audited financial statements, interim financial statements and no material adverse change); enforceable obligations; rights to properties; litigation; no violation; ERISA; Investment Company Act; tax returns and payments; compliance with laws (including PATRIOT Act, OFAC, FCPA and margin regulations); no default; environmental matters; solvency; full disclosure; subsidiaries; status as senior debt; and validity, priority and perfection of security interests, in each case subject to exceptions to permit the Transactions and others to be agreed upon.

Conditions Precedent to Initial Borrowing:
Subject to the Certain Funds Provision, the initial borrowing under the Bridge Facility will be subject solely to the conditions precedent set forth in Section 6 of the Commitment Letter and Exhibit B to the Commitment Letter.

Affirmative Covenants:
Same as those in the Existing Revolving Facility (to be applicable to the Borrower and its restricted subsidiaries), including only the following: payment and performance; information (including, annual financial statements, quarterly financial statements, officers’ certificates, default, securities laws filings, ERISA matters, PATRIOT Act and other financial information); notice of material events; maintenance of property; maintenance of insurance; maintenance of existence and qualification; compliance with laws (including PATRIOT Act, OFAC, FCPA and margin regulations); payment of trade liabilities, taxes, etc.; books and records; environmental matters; further assurances; guarantees of subsidiaries; other business covenants; restricted/unrestricted subsidiaries; and securities demand and cooperation, in each case subject to exceptions to permit the Transactions and others to be agreed upon.

Negative Covenants:
Same as those in the Existing Revolving Facility (to be applicable to the Borrower and its restricted subsidiaries), including only the following: limitations on liens and sale‑leaseback transactions; limitations on mergers or consolidation (provided that, consistent with the Existing Revolving Facility, the Borrower shall be permitted to merge or consolidate with another person and not be the surviving entity subject only to (i) pro forma compliance with the Leverage Ratio, (ii) the surviving entity expressly assuming the Existing Indebtedness and the obligations under the Bridge Facility and (iii) receipt of a ratings confirmation from each of S&P and Moody’s confirming that the surviving entity’s rating shall be equal to or higher than the Borrower’s rating as of the date hereof); limitations on asset sales (provided that, consistent with the Existing Revolving Facility, the Borrower and its restricted subsidiaries shall be permitted to dispose of assets (other than the general partnership interests in Energy Transfer Partners, L.P. held by the Borrower and its restricted subsidiaries) (i) with respect to general partnership interests and incentive distribution rights in MLPs acquired or formed after the Closing Date and held by the Borrower and its restricted subsidiaries, without restriction and (ii) with respect to all other assets, subject only to (A) pro forma compliance with the Leverage Ratio, (B) no event of default having occurred or continuing at the time of or after giving effect to such asset sale, and (C) with respect to dispositions of incentive distribution rights in Energy Transfer Partners, L.P. held by the Borrower and its restricted subsidiaries, compliance with the mandatory prepayment requirements); limitations on restrictive agreements and negative pledge agreements; limitations on debt (provided that, consistent with the Existing Revolving Facility, the Borrower and its restricted subsidiaries shall be permitted to incur debt, whether or not secured, subject only to (i) pro forma compliance with the Leverage Ratio and (ii) no event of default having occurred or continuing at the time of or after giving effect to such incurrence); limitations on restricted payments, including dividends on, and redemptions and repurchases of, equity interests and other restricted payments (provided that, consistent with the Existing Revolving Facility, the Borrower shall be permitted to make distributions subject only to no event of default having occurred or continuing at the time of or after giving effect to such restricted payment); limitations on investments in and acquisitions of entities or business units (provided that, consistent with the Existing Revolving Facility, investments and acquisitions shall be permitted subject only to (i) pro forma compliance with the Leverage Ratio and (ii) no event of default having occurred or continuing at the time of or after giving effect to such investment or acquisition); limitations on transactions with affiliates (provided that, consistent with the Existing Revolving Facility, transactions that are otherwise permitted under the Facility Documentation shall be expressly permitted); limitations on amendments or waivers of certain agreements; limitations on comingling of deposit accounts; limitations on changes to fiscal year; limitations on changes to conduct of business; and limitations on hedging contracts, in each case subject to exceptions to permit the Transactions and others to be agreed upon.

Financial Covenant:	Same as those in the Existing Revolving Facility.
Unrestricted Subsidiary:
The Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as the designation of an “unrestricted subsidiary” is treated as an investment by the Borrower at such time. Unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Bridge Facility.
The Bridge Facility shall permit the Borrower and its restricted subsidiaries to provide certain credit support to unrestricted subsidiaries to the same extent permitted pursuant to the Existing Indebtedness.
Unrestricted Subsidiaries shall initially include, without limitation, the Target MLP, each other Target Sub, Energy Transfer Partners, L.P., Sunoco LP, Energy Transfer LNG Holdings, LLC, Energy Transfer LNG Export, LLC, Energy Transfer Crude Oil Company, LLC, Trunkline LNG Company, LLC, Sunoco Logistics Partners L.P., each of their respective subsidiaries and any other entity or entities created or acquired to undertake the construction, financing or operation of the Lake Charles liquefaction facility or Lake Charles regasification facility.

Events of Default:
Same as those in the Existing Revolving Facility (to be applicable to the Borrower and its restricted subsidiaries), including only the following (subject, where appropriate, to thresholds and grace periods consistent with the Existing Revolving Facility): nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross payment default and cross acceleration for non-payment defaults; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of Guarantees or security documents; and change of control; in each case subject to exceptions to permit the Transactions and others to be agreed upon.

Voting:
Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Bridge Facility (“Majority Lenders”), except that the consent of (a) each affected Lender shall be required with respect to (i) increases in the commitment of such Lender, (ii) reductions or forgiveness of principal, interest or fees payable to such Lender (other than with respect to any waiver of an obligation to pay interest or fees at the Default Rate which shall require the consent of the Majority Lenders), (iii) extensions of the Maturity Date or of the date for payment to such Lender of any interest or fees and (iv) changes that impose any additional restriction on such Lender’s ability to assign any of its rights or obligations, and (b) each Lender shall be required with respect to (i) modifications to certain provisions requiring the pro rata treatment of Lenders and (ii) modification to voting requirements or percentages.
Notwithstanding the foregoing, (a) certain matters under the Bridge Facility shall require the approval of a combined majority of the lenders under the Existing Indebtedness and the Bridge Facility in a manner consistent with the provisions regarding amendments and waivers set forth in the Existing Term C Facility and (b) releases of all or substantially all of the value of the Guarantees or Collateral (except in connection with the Borrower's receipt of an Investment Grade Rating) shall require the approval of a combined majority of the lenders under the Existing Indebtedness and the Bridge Facility in a manner to be agreed.

Cost and Yield Protection:
Usual for facilities and transactions of this type, including customary tax gross-up provisions (provided that (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law under the Facility Documentation, regardless of the date enacted, adopted, issued or implemented).

Assignments and Participations:
The Lenders will be permitted to assign commitments under the Bridge Facility with the consent of the Borrower, not to be unreasonably withheld or delayed; provided that such consent of the Borrower (x) shall not be required (i) if such assignment is made to another Lender under the Bridge Facility or an affiliate or approved fund of any such Lender, (ii) if such assignment is made to a Permitted Assignee or (iii) after the occurrence and during the continuance of an event of default and (y) shall be deemed to have been given if the Borrower has not responded within five business days of a request for such consent. Each assignment will be in an amount of an integral multiple of $1,000,000. Assignments will be by novation.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees or the Collateral.

Expenses and Indemnification:
The Borrower will indemnify the Arrangers, the Agent, the Co-Syndication Agents, the Co-Documentation Agents, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all reasonable out of pocket costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower, the Target or any of their respective affiliates or equity holders) that relates to the Transactions, including the financing contemplated hereby, the Merger Transactions or any transactions in connection therewith; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted (a) from its gross negligence or willful misconduct or (b) from a breach in bad faith of its funding obligations as of the Closing Date. In addition, the Borrower shall pay all reasonable, out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of (a) the Arrangers, the Agent, the Co-Syndication Agents and the Co-Documentation Agents in connection with the syndication of the Bridge Facility, the preparation and administration of the definitive documentation, and amendments, modifications and waivers thereto, and (b) the Arrangers, the Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders for enforcement costs and documentary taxes associated with the Bridge Facility.

Governing Law and Forum:	New York.
Counsel to Agent:	Andrews Kurth LLP.

Signature Page to Commitment Letter (Project Down Under)

ANNEX I

Interest Rates:
The interest rates under the Bridge Facility will be, at the option of the Borrower, Adjusted LIBOR plus the Applicable Adjusted LIBOR Margin (as defined below) or ABR plus the Applicable ABR Margin (as defined below); provided that in no event shall the interest rate on the Bridge Facility exceed 5.50%.
The Borrower may elect interest periods of 1, 2, 3 or 6 months for Adjusted LIBOR borrowings.
Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on MSSF’s Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.
ABR is the Alternate Base Rate, which is the highest of (a) MSSF’s Prime Rate, (b) the Federal Funds Effective Rate plus ½ of 1.0%, and (c) Adjusted LIBOR for a one-month interest period, plus 1.0%.
Adjusted LIBOR will at all times include statutory reserves.

Pricing Definitions:
For the purposes hereof, the terms “Applicable Adjusted LIBOR Margin” shall mean for the period commencing on the Closing Date and ending on the 270th day thereafter, a rate per annum of 1.50%, increasing to a rate per annum of 2.50% 270 days after the Closing Date, further increasing to a rate of 3.50% per annum 360 days after the Closing Date and “Applicable ABR Margin” shall mean for the period commencing on the Closing Date and ending on the 270th day thereafter, a rate per annum of 0.50%, increasing to a rate per annum of 1.50% 270 days after the Closing Date, further increasing to a rate of 2.50% per annum 360 days after the Closing Date.

Duration Fees:
The Borrower will pay a fee (the “Duration Fee”), for the ratable benefit of the Lenders, in an amount equal to (i) 0.50% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 180 days after the Closing Date, due and payable in cash on such 180th day (or if such day is not a business day, the next business day); (ii) 0.75% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 270 days after the Closing Date, due and payable in cash on such 270th day (or if such day is not a business day, the next business day); and (iii) 1.00% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 365 days after the Closing Date, due and payable in cash on such 365th day (or if such day is not a business day, the next business day).

Term-Out Fee:
The Borrower will pay a fee in an amount equal to 0.75% of the aggregate principal amount of the Term-Out Loans (the “Term-Out Fee”). The Term-Out Fee will be payable on the effective date of exercise of the Term-Out Option.

EXHIBIT B

PROJECT DOWN UNDER
$6.05 Billion 364-Day Senior Secured Bridge Term Loan Credit Facility
Summary of Additional Conditions Precedent
The initial borrowing under the Bridge Facility shall be subject to the following additional conditions precedent:
1.The Merger Transactions shall be consummated simultaneously with the closing under the Bridge Facility in accordance with the Merger Agreement and the other Transactions shall be consummated substantially contemporaneously therewith; the Merger Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted, in each case, in any respect that is material and adverse to the Lenders without the prior written consent of a majority of the Arrangers (such consent not to be unreasonably withheld or delayed).
2.    The Arrangers shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, partners’ equity and cash flows of each of the Borrower and the Target for the three most recent fiscal years ended at least 90 days prior to the Closing Date and (b) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, partners’ equity and cash flows of each of the Borrower and the Target for each subsequent fiscal quarter (other than any fourth fiscal quarter) ended at least 45 days before the Closing Date.
3.    The Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 3 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).
4.    The Agent shall have received customary legal opinions, corporate organizational documents, good standing certificates, resolutions and other customary closing certificates.
5.    The Agent shall have received a certificate from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Agent certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent. It is understood and agreed that the solvency certificate in the form attached hereto on Schedule I shall be deemed to be in a form satisfactory to the Agent.
6.    Subject to the Certain Funds Provision, all documents and instruments required to perfect the security interests granted to the Agent (or the Trustee on behalf of the Agent) in the Collateral under the Bridge Facility shall have been executed and delivered and, if applicable, be in the proper form for filing.
7.    The Arrangers, the Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders shall have received all fees and expenses invoiced at least two (2) days prior to the Closing Date required to be paid on or prior to the Closing Date.

B-2

8.    The Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent that such information is requested at least seven days prior to the Closing Date.

SCHEDULE I

Form of Solvency Certificate
[See following page]

SOLVENCY CERTIFICATE
OF
ENERGY TRANSFER EQUITY, L.P. AND ITS SUBSIDIARIES

[__], 201__

This Solvency Certificate (the “Certificate”) of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), and its Subsidiaries is delivered pursuant to Section [__] of the 364-Day Credit Agreement dated as of [__] 201__ (the “Credit Agreement”) by and among the Borrower, the Lenders from time to time party thereto, [__], as Administrative Agent, [__], as Documentation Agent, [__], as Syndication Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
I, [ ], the duly elected, qualified and acting Chief Financial Officer of the Borrower, DO HEREBY CERTIFY in my capacity as an officer of the Borrower, as follows:
1.    I have carefully reviewed the Credit Agreement and the other [Loan Documents] referred to therein (collectively, the “Transaction Documents”) and such other documents as I have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation, as I have deemed necessary therefor. Furthermore, I confirm and acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.
2.    As of the date hereof, before and after giving effect to the Transactions, the fair value of any and all property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured.
3.    As of the date hereof, before and after giving effect to the Transactions, the present fair saleable value of any and all property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Subsidiaries, on a consolidated basis, as they become absolute and matured.
4.    As of the date hereof, before and after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are solvent and are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature.
5.    The Borrower and its Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.
6.    As of the date hereof, before and after giving effect to Transactions, the Borrower and its Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.

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IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:    ______________________________
Name:
Title: Chief Financial Officer